Exhibit 10.3.1

Amendment to Employment & Proprietary Rights Agreement

between Q Therapeutics, Inc (the “Company”, aka Q Holdings, Inc.)

and Steven J. Borst (the “Employee”)

This Amendment to Employment & Proprietary Rights Agreement (the “Amendment”) is made and entered into by and between Q Therapeutics, Inc. (formerly known as Q Holdings, Inc. and referred to herein as the “Company”) and Steven J. Borst (the “Employee”), effective as of December 18, 2012. This Amendment modifies the terms of the Employment & Proprietary Rights Agreement entered into between the Company and Employee dated October 13, 2011 (the “Agreement”).

Any prior employment agreements entered into between Employee and the Company or its wholly owned subsidiary, Q Therapeutics Products, Inc. (formerly known as Q Therapeutics, Inc., and referred to herein as “Subsidiary”) are hereby terminated. The Agreement, as modified by this Amendment, supersedes all such other agreements, and all references to such other agreements in the Agreement are hereby deleted.

To the extent not modified hereby, expressly or as otherwise required to remove inconsistencies between this Amendment and the Agreement, the Agreement remains in full force and effect.

Article 2 of the Agreement is deleted and replaced in its entirety with a new Article 2, to read in its entirety as follows:

2. Compensation. Employee shall receive compensation (including cash bonus and equity incentive compensation in addition to salary) and benefits as determined by Company from time to time, at the Company Board of Directors’ (“Board”) discretion. Employee shall be granted 25 days of paid vacation each year in addition to Company paid holidays, any portion of which can be carried over to subsequent years as long as no more than 40 days in total are accrued at any time.

Notwithstanding the foregoing, if Company terminates Employee’s employment for Cause (as defined below), or if Employee voluntarily terminates his employment without Good Reason (as defined below), then Employee will be entitled to receive his accrued compensation through the date his employment terminates.

If Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, then the Employee will be entitled to receive 12 (twelve) month’s salary (plus benefits, accrued vacation earned and any bonus granted) and Company shall pay such to Employee within 10 (ten) days of such termination.

For purposes of this Agreement, the Company may terminate Employee’s employment for “Cause” if (i) Employee is convicted of a felony, (ii) Employee performs an act of fraud, theft or embezzlement involving his employment with the Company, or (iii) Employee refuses to carry out the duties and responsibilities of his employment in a manner reasonably satisfactory to a majority of the members of the Board acting in good faith, and such refusal is not cured within 30 days after Employee’s receipt of written notice from the Board of such specific refusal.

Amendment to Employment & Proprietary Rights Agreement

between Q Therapeutics, Inc (the “Company”, aka Q Holdings, Inc.)

and Steven J. Borst (the “Employee”)

For purposes of this Agreement a “Good Reason” shall occur if (i) the Company materially reduces Employee’s salary and benefits; (ii) the Company materially diminishes Employee’s duties and responsibilities in a manner that is inconsistent with the provisions hereof or with his status as a senior executive officer of the Company; (iii) the Company willfully fails or refuses to perform or breaches its obligations under any other material provision of this Agreement and does not correct such failure or breach (if correctable) within 30 days following notice thereof by Employee to the Company; (iv) the Company transfers Employee to a location other than Salt Lake City, UT without Employee’s prior written consent; or (v) there is a Change of Control (as defined below).

For purposes of this Agreement, “Change of Control” means either (a) the acquisition of the Company by one or more other individuals or entities by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

Agreed effective December 18, 2012 by:

Employee:	/s/ Steven J. Borst
Steven J. Borst, CFO & VP Corporate Development

Company:	/s/ Deborah A. Eppstein
Deborah A. Eppstein, President & CEO